Exhibit 99.3

DIODES 4Q 2013 EARNINGS CALL

QUESTION AND ANSWER

Operator

(Operator Instructions)

Steve Smigie, Raymond James.

Steve Smigie — Raymond James & Associates — Analyst

First looking at gross margin, it looks like you got some nice leverage in the quarter here and guiding for continued improvement. As we think about that here and going forward, if we were to assume seasonal revenue patterns given your general thoughts on the decent environment here, should we expect to continue to see pretty decent gross margin leverage for the rest of the year?

Keh-Shew Lu — Diodes Inc — President and CEO

Steve, the answer is yes. We now carefully adjust our product mix, and you can see the Q1 revenue is about the same. And the manufacturing output due to the Chinese new year or due to the labor shortage, we are able to improve the gross margin with majority coming from product mix.

We continue — when the market gets better, and we will continue working on our product mix. And another thing, we are careful to expand our capacity, and you can see we changed our capital expenditure original model from 10% to 12% to 5% to 9%.

It just indicates we are carefully expand our capacity such that we can control our product mix. So we should continue benefit on the GPM point of view.

Steve Smigie — Raymond James & Associates — Analyst

Great. Thanks a lot. And the revenue seems like it’s done pretty well here. Also you had a decent guide, I think you did better than seasonal. As we think about the trends here, you guys seem to be introducing a lot of new products plus the markets seem pretty decent. So is it fair to think we are in an environment where doing at least seasonal is likely?

Keh-Shew Lu — Diodes Inc — President and CEO

I would like to say my answer is yes, but my crystal ball is similar to you, nobody can read it. Talking about looking beyond the second quarter, but the market feels pretty good. I wouldn’t say it’s warmer than our expected.

So that’s all I can say, but I think and I hope this year it’s going to turn out to be a reasonable year. We don’t know. Maybe wake up next day could be a different story, but so far I think the management team feels quite excited.

Steve Smigie — Raymond James & Associates — Analyst

Okay. Sounds great. If I could sneak one more in, just on that AC to DC adapter, it sounds like you guys are picking up some decent share in that market. If we look at that market over the next year or something, something close to 2 million phones are going to ship globally, how much of the market that you’re picking up is traditional charges, and how much are you guys thinking about getting involved in the fast market?

Keh-Shew Lu — Diodes Inc — President and CEO

Well, the majority is actually still traditional AC to DC traditional chargers. I don’t think the fast charger is really ramped up yet. We participate and we have the product to address the market, but I don’t really think the market really pick it up.

Especially if you go to the 5 watts or cell phone, really the market doesn’t really going strong. And the reason is people can spend, you take one hour of phone, it’s good enough to charge the whole thing, then people may not want to spend the money for it.

So it is more on the high-powered type application like notebook or pad. Those kinds of applications may use it, but if you go into talking to regular cell phone, the charger time is not that long, people may not necessarily be willing to pay for it. So we don’t see that market really picking up that strong.

Steve Smigie — Raymond James & Associates — Analyst

Okay. Great.

Keh-Shew Lu — Diodes Inc — President and CEO

Diodes do participate. Diodes do have the products from discrete from analog point of view, we do have products to participate in this market. Okay. Great. Appreciate it.

Operator

Gary Mobley, The Benchmark Company.

Gary Mobley — The Benchmark Company — Analyst

Congratulations on good execution in the quarter. Here we sit in the — almost at the midpoint in the quarter, and your second quarter revenue guidance range is about $13 million. At this point in the quarter, what do you see as the difference between hitting the low end of the guidance range and hitting the high end of the guidance range?

Keh-Shew Lu — Diodes Inc — President and CEO

This is very difficult for me to answer. We just announced the guidance in there, so we’re not going to change from that guidance. And I just came back from Asia, and when I look at it, consolidated everybody’s input and we predict guidance, we believe we can eat it. But it’s very difficult for me now to say that guidance is going to be one way or the other.

Gary Mobley — The Benchmark Company — Analyst

Okay. Fair enough.

Keh-Shew Lu — Diodes Inc — President and CEO

We stick to that guidance.

Gary Mobley — The Benchmark Company — Analyst

All right. Fair enough. I’m looking here at your measures as a percentage of sales, your depreciation and your CapEx to sales. The difference this quarter was about 350 basis points. That’s the biggest difference on a quarterly basis measuring the two stats.

So and as well, you’re guiding for a long-term CapEx as a percentage of revenue 5% to 9%. The midpoint is 200 basis points below what your depreciation is as a percentage of sales. Should we think about a 200 basis point benefit to gross margin as the CapEx and the depreciation converge over time?

Keh-Shew Lu — Diodes Inc — President and CEO

The depreciation takes five years or even longer. When you do the reduce, we started from last year we reduced the capital expenditures, but you won’t reflect right away on the depreciation. It took time to gradually reflect that depreciation or that capital expenditure reduction.

Gary Mobley — The Benchmark Company — Analyst

Okay.

Keh-Shew Lu — Diodes Inc — President and CEO

What you see here is the second year we tried to do it, and we just started from last year, so you won’t see that impact for several years down the road.

Rick White — Diodes Inc — CFO

The basic answer to your question is that over time, you will see this difference between the 10% to 12% and the 5% to 9% because it is just less expenditure and less cost, right?

Gary Mobley — The Benchmark Company — Analyst

Okay. Understood. And could you give us an update on where you stand with front end integration between BCD and Diodes and how far along you are in moving BCD production to Fab 2 and how far along you are in bringing Diode’s production into the existing Fab 1?

Keh-Shew Lu — Diodes Inc — President and CEO

Number one, the integration went very smoothly, and you can see we are talking about our gross margin improvement in Q1 was due to one of the reasons due to the Fab 2 ramp up smoothly. So integration is better than expected.

Now, for the Fab 2, there are two limitations. One is equipment capacity, and one is the clean room capacity. If you’re looking at Fab 2, they don’t put fully equipment to that capacity.

Okay, so we have ramped up to the equipment capacity, probably one more quarter or this quarter, right? In the second quarter, we should be going to equipment fully loaded capacity. But that means in the next step we will put in some more capital to make sure it is cost effective using that wafer fab, and that will be when the market start getting warmer and the demand start to increase, then we will start to put in more capital for that clean room capacity.

Gary Mobley — The Benchmark Company — Analyst

Okay. Thanks for taking my questions. That’s it from me guys, thanks.

Operator

Christopher Longiaru, Sidoti & Company.

Christopher Longiaru — Sidoti & Company — Analyst

Congratulations, nice quarter.

Keh-Shew Lu — Diodes Inc — President and CEO

Thank you.

Christopher Longiaru — Sidoti & Company—Analyst

A couple questions. First, just kind of breaking down the integration. There were two parts of the integration that you mentioned last time around. One was integrating the production itself and one was training the personnel. Can you comment on what progress you’ve made on each of those fronts since the last quarterly conference call?

Keh-Shew Lu — Diodes Inc — President and CEO

Okay, we qualify most of the BCD products into our assembly sites. That whittled it down, but we are waiting — some of them we’re waiting for major customer approval.

We do not have all of the major customer approval yet. It probably, one more quarter or maybe longer to get the key customers approval, but from a qualification point of view, whatever we want to move in, we are already in, almost done.

Now, the physical move-in, we do run into some, not all of the package but some of the packages start to get in tighter, so we sometimes — we are not moving in. So customer approval is the limitation, the move-in due to some of the package. We are not, we don’t have enough capacity, we don’t move in. So we do not fully realize that synergy yet.

Christopher Longiaru — Sidoti & Company — Analyst

Okay. That’s helpful. And just on your visibility relatively into the quarter and how it trended over the course of the quarter, can you comment on it? It sounds like it’s getting better, but I just want ask the question.

Keh-Shew Lu — Diodes Inc — President and CEO

Like I said, we just met this one. We feel second quarter is warmer, and it follows seasonality, and that’s why we give the guidance. And we have confidence that we will meet in the midpoint, and that’s why we give the guidance.

Mark King — Diodes Inc — SVP, Sales and Marketing

Obviously March was better than February because of the Chinese New Year, but I think there has been strong momentum as the second quarter progresses.

Christopher Longiaru — Sidoti & Company — Analyst

Okay. That’s helpful. That’s all I have. Thanks very much.

Operator

Tristan Gerra, Baird.

Tristan Gerra — Robert W. Baird & Company, Inc. — Analyst

You mentioned at the beginning of the Q&A that you’re carefully adjusting product mix. It seems to me, and correct me if I’m wrong, that you haven’t done that in a while, and typically that’s a sign that you finally see utilization rates picking up enough that you can start playing with mix. That’s very encouraging.

Could you perhaps help us quantify the gross margin upside that would result on higher utilization rate versus how much mix can help over the next several quarter assuming that end demand continues to pick up. Years back, you had a downward adjustment in gross margin driven by mix as demand was weakening, so conversely, now, we should see a nice benefit to the quarter on this. If you could help us quantify that.

Keh-Shew Lu — Diodes Inc — President and CEO

Number one, if you look at Q1 revenue versus Q4 revenue, it’s almost there. It’s only $210 million versus $211 million. It’s really about the same.

But the manufacturing costs is actually slightly higher in Q1 versus Q4 because the Chinese new year, because the shorter working day, and we really need to spend more overtime to doing it. And then Q4, we actually produce more.

I think in all the speech you can see we shipped off from the inventory because we know Q1 is going to be slowdown. Obviously the manufacturing will be slowed down, so we lose some inventory. And so from that you can see the manufacturing cost is actually higher than Q4.

We are able to change the GPM, actually improve 50 basis points. And from there you can see major reason, and I think we are talking about that, but one of the major reasons is product mix change. Mix dependent is actually ASP, it’s a positive.

We still are traditional mix independent ASP, but it’s actually we have seen better than our expectations, but there is mix dependent is actually a positive, ASP is a positive. So we’re very happy with the product mix adjustment.

Mark King — Diodes Inc — SVP, Sales and Marketing

And I wouldn’t say this is a sudden mix change. I think we have been subtly changing the mix over the last four to five quarters, and it continues. But I think you will just see — we can’t — we are not shocking the market with the change, but as we change the CapEx model, the mix is required to change. So I think — but it’s been going on for several quarters.

Tristan Gerra — Robert W. Baird & Company, Inc. — Analyst

Okay, thank you for the feedback. And then looking at BCD, any way to quantify where we stand in terms of what that you mentioned has been progressing better than expectation. How much positive contribution does continue to ramp up that bring to gross margin. And in other words, are we halfway there or are we most of the way there?

Keh-Shew Lu — Diodes Inc — President and CEO

Well, like I said, if you look at the fab 2, because the capacity, the equipment capacity is not very cost-effective yet. Like I said, clean room capacity is good, but because we don’t put enough capital yet to fully occupy that clean room.

Therefore the equipment capacity, even when fully loaded still is not very cost-effective. That’s why I said by this quarter we probably will be fully loaded to the equipment capacity.

Then our next step is to fill out how much more, and we will start to put some more capitals to increase that capacity gradually until the whole space is fully realized, our clean room is fully utilized. If we did this when we got there, that would be very cost-effective. So if you ask me today it probably still — a negative of the GPM. I think last year we talked about 1.3%?

Rick White — Diodes Inc — CFO

120.

Keh-Shew Lu — Diodes Inc — President and CEO

120, 130 basis points. We already know improved that, but still not 100% helping us from that point of view. But it’s getting there.

Tristan Gerra — Robert W. Baird & Company, Inc. — Analyst

Great. Thank you very much.

Operator

Suji De Silva, Topeka.

Suji De Silva — Topeka Capital Markets — Analyst

Hi guys, next job on the gross margin execution here. The analog and discrete segments, which one do you think provides a higher mix driven gross margin opportunity for you in the next few quarters?

Mark King — Diodes Inc — SVP, Sales and Marketing

I think there’s equal opportunity. I mean, I think we are improved. Probably there’s more adjustment in the mix on the discrete side, but the product on both sides have the opportunity — very similar.

Suji De Silva — Topeka Capital Markets — Analyst

Okay. Great. And then you talked in your prepared remarks about computing and communications being strong during Q2 2014. Is that simply seasonal recovery, or are there any segments you are doing better in? Any cover there would be helpful. Thanks.

Mark King — Diodes Inc — SVP, Sales and Marketing

I think we continue to do well in both segments, but I think it would be seasonal recovery.

Keh-Shew Lu — Diodes Inc — President and CEO

And it is a US European market, so US European is more in automotives and industrial and Chinamarket typically is in consumer. If you are getting stronger on the US Europe market, then you receive an automotive industrial improvement.

Suji De Silva — Topeka Capital Markets — Analyst

Great. Last quick question, what do you see on pricing relative to typical 2%, 3% quarterly declines?

Keh-Shew Lu — Diodes Inc — President and CEO

Typically our model is less than 2% a quarter mix independent.

Suji De Silva — Topeka Capital Markets — Analyst

Right.

Keh-Shew Lu — Diodes Inc — President and CEO

Mix independent, we typically talking about 1.5% to 2%. Somewhere around there is typical.

Mark King — Diodes Inc — SVP, Sales and Marketing

And I think we would expect the pricing environment to firm up a little bit going into the third quarter.

Keh-Shew Lu — Diodes Inc — President and CEO

Yes. If the market continues getting harder, than you will see some stability of the price.

Suji De Silva — Topeka Capital Markets — Analyst

Great. Thanks, guys.

Operator

Vernon Essi, Needham & Company.

Vernon Essi — Needham & Company — Analyst

I was wondering if you guys could dive into the computing side of little more. And I don’t know if this is a response to the mix question earlier, but it looks like you’re going to have a pretty close comp year over year for the calendar 2014 timeframe.

I’m trying to understand, are you perhaps moving away from this market a little bit because it does seem to be a little bit lower than I would’ve expected especially relative to some of your peers that have already reported this earnings season. Can you discuss that a little more?

Mark King — Diodes Inc — SVP, Sales and Marketing

I would say that we are doing a little bit of shift in our product mix there, and we’re focused on maybe some different opportunities within that segment. And so I wouldn’t say it’s dramatic change.

Vernon Essi — Needham & Company — Analyst

Is it fair to say that it has gotten more competitive, possibly in the areas where you have traditionally been?

Mark King — Diodes Inc — SVP, Sales and Marketing

It’s a very solid commodity base there that isn’t as interesting as it always has been.

Vernon Essi — Needham & Company — Analyst

(laughter) I hear the chuckles in the background there. And then if I could just move over to another segment. They’re obviously doing much better on a relative basis in dollar terms and automotive.

Where specifically are you seeing the most traction from an application standpoint in that market? And usually when you get designed and these things are very hard for you to lose those sockets, can you I guess characterize the potential growth rate of that going forward over the next say two years and how you see that shaping up?

Mark King — Diodes Inc — SVP, Sales and Marketing

We see it as a very important market going forward for us. We’ve opened automotive BU within our organization which is operating within all the other business units. We are very focused in some certain product lines, our SBR products, our MOSFET products and our protection products. We think we want to get a very, very distinct and solid product line that we’re going to focus on in those areas.

I would say the application basis quite diverse. We are in lighting, we are in all of the inside chimes and belts and everything. So we’re pretty diverse in where we are within the automotive market, but it is actually — and we consider it a pretty important product area for us going forward, and we think our product is developing quite well for that market.

Keh-Shew Lu — Diodes Inc — President and CEO

I don’t know if I mentioned to you before or not, but in last September, we actually officially formed automotive business unit to focus our people to try to grow in automotive area because we believe that in the future makes it very important market segment for us. And so you can see we gradually changed our percentage from 3% to 4%. We start to pay attention and start to focus on some of our effort in automotive business.

Vernon Essi — Needham & Company — Analyst

And, just remind me again, and I apologize if you already said this, are you getting most of the traction initially in the European market there, or is this pretty much global to all the different geographies within automotive?

Mark King — Diodes Inc — SVP, Sales and Marketing

Clearly the European market followed by the North American market, and really hitting 4% was a very strong Europe and a weaker Asia. It’s going to take a while to get that percentage rate towards 4%, 6%, 10%.

It could be back at 3% next quarter. It is not as fast growing and as we start to ramp into the communications segment in the computer segments, again, it may impact that. But our progress in that marketplace and our direction in that marketplace is very clear.

Vernon Essi — Needham & Company — Analyst

Okay. That’s helpful. Thanks a lot, guys.

Keh-Shew Lu — Diodes Inc — President and CEO

Thank you.

Operator

Vijay Rakesh, Sterne Agee.

Vijay Rakesh — Sterne, Agee & Leach, Inc. — Analyst

Hi guys, nice work on the gross margin. I’ve a question, when you look at the BCD side, what are the fab transitions in December and March quarter there, and apart from fab equipment, where do you see BCD fab utilization exiting 2014?

Rick White — Diodes Inc — CFO

Hang on a second. So Fab 1 was in the 80% range, and Fab 2 was a little less than full equipment utilization.

Vijay Rakesh — Sterne, Agee & Leach, Inc. — Analyst

Unless you look at — and this is I’m talking BCD now. So what are the BCD utilization in March quarter, and how do you see that as you start to fill that out exiting the year?

Rick White — Diodes Inc — CFO

That’s just what I said. Fab 1 in BCD is about 80%, and Fab 2 was a little less than full equipment utilization.

Vijay Rakesh — Sterne, Agee & Leach, Inc. — Analyst

Got it. Great. And going to the mix, obviously nice improvement in the mix. It looks like industrial and com mix went up nicely year on year.

How do you see that mix as you exit the year? Obviously slower growth, but it looks like you’ve improved that pretty nicely and steadily, but how do you see that mix exiting 2014? Thanks.

Mark King — Diodes Inc — SVP, Sales and Marketing

The industrial going up in the first quarter was significant because of strong North American European growth in the quarter. So as long as those marketplaces remain strong, our industrial will stay strong.

But again, as we move into the later part of the year with computing and communications ramp, that those percentages may suffer a little bit just based on size or scale. But I think we’re strong, and again, our product mix in our discrete side and analog side are growing for the industrial market and automotive market rapidly.

Vijay Rakesh — Sterne, Agee & Leach, Inc. — Analyst

Okay. Great. Thanks.

Operator

Shawn Harrison, Longbow Research.

Shawn Harrison — Longbow Research — Analyst

What’s the increase in OpEx on a dollar basis into the June quarter, where would most of that fall into? SG&A?

Rick White — Diodes Inc — CFO

Hang on, just a second. A couple hundred thousand in R&D, and the rest in SG&A.

Shawn Harrison — Longbow Research — Analyst

Second, I wouldn’t expect cash flow generation to be a strong in the second quarter as it was in the first, but still should be good. Where should we expect the cash to be deployed? More debt reduction or just let it build?

Rick White — Diodes Inc — CFO

No. We are going to do both. We think that the cash flow is going to be pretty good in the second quarter.

We’re going to continue with the CapEx limitations, and we’re going to pay down the debt. If the cash can get in the right place, we will pay down the debt.

Shawn Harrison — Longbow Research — Analyst

Okay. And then finally, I think you covered a lot of this, but the point-of-sale versus point-of-purchase dynamic during the March quarter, it diverged. It is in line here during the second quarter where you are seeing POS match POP so far?

Mark King — Diodes Inc — SVP, Sales and Marketing

Yes.

Shawn Harrison — Longbow Research — Analyst

Do you expect to see any inventory build markets as the quarter goes on or just kind of continue in the similar fashion?

Mark King — Diodes Inc — SVP, Sales and Marketing

I think we will see a little bit of build in this quarter in anticipation of next quarter, and I think that some — we had a pretty big reduction at the end of last year, and our inventory was at very, very low point at the end of last year. So I think a few people feel a little bit short and see a lot of opportunity that’s going to be made available for competitors.

So I think some people are opportunistically building a little bit of inventory. So I think we will see some build, and expect further ramps in the third quarter in certain areas. So I think you will see a little bit of build, I don’t think it will be dramatic.

Shawn Harrison — Longbow Research — Analyst

Thanks so much and congratulations on the quarter guys.

Operator

Liwen Zhang, Blaylock.

Liwen Zhang — Blaylock Robert Van, LLC — Analyst

Congratulations on solid results. If haven’t talked about the Chengdu facility for a while. Would you mind give us some update and your plans on that facility?

Keh-Shew Lu — Diodes Inc — President and CEO

Okay. The Chengdu facility we right now try to connect to do the power. We already have government approval, and they’re going to start building the power to the red point, and then we will connect from the red point to our building. So right now we are I think approved — and we’re working with the government for the building approval, then after that, we will get people to bid on it, and then we will start the construction.

That’s number one the power. And at the same time right now, we have finalized our MERFEI and we already approved the MERFEI and finalized the dust spec for the MERFEI. And after that finalize, we will start the construction, the MERFEI the clean room.

Rick White — Diodes Inc — CFO

So MERFEI is the acronym we use for clean room, air-conditioning, those kinds of manufacturing facilities related expenditures.

Keh-Shew Lu — Diodes Inc — President and CEO

And then after that, we already have equipment on order, so we’re waiting for the equipment to come in. After the clean room done, then we can put the equipment in. We’re hoping we can start to production somewhere in August and September timeframe.

Liwen Zhang — Blaylock Robert Van, LLC — Analyst

Okay. Got it. And thank you for such details. It helps for me to understand.

Another thing just to clarify, Dr. Lu, I know when you answered the question about the integration asked by analyst previously, you mentioned the package constraint even though some packaging and BCD products is being approved by the customer. Is that right?

Keh-Shew Lu — Diodes Inc — President and CEO

What I said is first we all call it most. The one we want to move in, we will want to qualify. Now we do the PCN product notice. And for the major customer typically after the PCN, you need waiting for their approval.

Now, if it’s not the major customer, we separate into A, B, C. And A is a major customer, but if a local non major customer, then you notify them and you can convert. And we are reviewing that process.

But some of the packaging, some of them we do have the capacity issue because the market is getting stronger and equipment leadtime. And so we are not moving. Most of them we are not moving inside Diodes facility yet.

Liwen Zhang — Blaylock Robert Van, LLC — Analyst

I see. Got it. And what is the lead time right now?

Keh-Shew Lu — Diodes Inc — President and CEO

Lead time?

Liwen Zhang — Blaylock Robert Van, LLC — Analyst

Lead time.

Keh-Shew Lu — Diodes Inc — President and CEO

I talked about equipment lead time. When I’m talking lead time, it’s the equipment lead time. Not only our product lead time.

Liwen Zhang — Blaylock Robert Van, LLC — Analyst

Okay, and how about your product lead times, some of the products that stretched because of packaging capacity issue?

Mark King — Diodes Inc — SVP, Sales and Marketing

Packages always come in and out. When he talks about capacity, we may within a month or month period, we might see a major upside where we need to make a slight adjustment on something, so it requires a little bit of things.

So we went up against certain points in our capacity at different times. I don’t think we see — there is a stretching of industry lead times, and we’re seeing a solid market. So the lead times may be running on the longer end of the things, but I don’t think anything dramatic is occurring at this point.

Liwen Zhang — Blaylock Robert Van, LLC — Analyst

Okay. Thank you. That’s all I have.

Keh-Shew Lu — Diodes Inc — President and CEO

Thank you.

Operator

This does conclude the question and answer session of today’s program. I’d like to hand the program back to Dr. Keh-Shew Lu for closing comments.

Keh-Shew Lu — Diodes Inc — President and CEO

Thank you for your participation today. Operator, you may now disconnect.

Operator

Thank you, ladies and gentlemen, for your participation in today’s conference.